Exhibit 10.1

投资合作协议

Investment Cooperation Agreement

本投资合作协议（下称“本协议”）由下列各方于2022年4月6日订立：

Investment Cooperation Agreement (“this Agreement”) is entered into as 6 of April 2022 by：

甲方：Hanking Fof Investment,L.P.（下称“甲方”、“投资方”或“基金”）

注册地址： Floor 4, Willow House, Cricket Square, P.O. Box 268, Grand Cayman KY1-1104, Cayman Islands

注册编码：75317

Party A：Hanking Fof investment,L.P. （“Party A”, “Investor” or “Fund”）

Registration Number: 75317

乙方： SHARING ECONOMY INTERNATIONAL INC. （下称“乙方”、“目标公司”或“SEII”)

注册地址： 美国内达华州

注册编码：E0390892012-4

Party B： SHARING ECONOMY INTERNATIONAL INC. (“Party B”, “Target Company” or “SEII”)

Registered address: Nevada, USA Registration number: E0390892012-4

鉴于：

In view of the fact that:

1、	甲方（汉景基金）是以专业化方式为富裕家族运作及管理的家族办公室的私募股权基金，创新并专注于PE、大宗交易及二级市场投资，亦为高净值个人、机构投资人、富裕家族提供投资顾问与资产管理等专业服务。汉景基金开创了基金投资生态管理体系，管理着香港、北京、上海等多支汉景系基金，关注全球新经济产业，汉景投资家团队成功投资了新浪网、GAMA、昆仑万维、凤凰传媒、大众点评、小米科技、喜马拉雅、美团等项目，获得了高额回报；基金也是鼎晖投资、华登国际、红杉资本、戈壁合伙人、凯雷投资、中信产业基金等主流基金的合作伙伴，在业内具有拥有极强的影响力与号召力。

Party A (Hanking Fund) is a private equity fund operated and managed by a family office in a professional way for wealthy families. It innovates and focuses on PE, bulk trading and secondary market investment. Hanking funds created the ecological management system, focus on fund investment management in several Hanking department funds in Hong Kong, Beijing, Shanghai and so on and pay attention to the global new economy industry. Hanking Fund’s team successfully invested in Sina, GAMA, Kunlun Wanwei, Phoenix Media, Dazhong Dianping, Xiaomi Technology, Himalayan and Meituan project, won the high returns; Hanking fund is also the partner of CDH Investment, Walden International, Sequoia Capital, Gobi Partners, Carlyle Capital, CITIC Industrial Fund and other mainstream funds, which has a strong influence and appeal in the industry.

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2、	乙方为一家成立于1987年，在美国场外交易市场(Over-the-Counter)交易的公司，代码为“SEII”。自二零一七年第二季度起，集团基于全球市场瞄准科技和全球共享经济市场，通过开发在线平台和租赁业务合作等，倡导绿色经济，助推全球共享经济的发展。集团目前围绕科技和全球共享经济市场，在亚洲、欧美的重点市场，已拥有多个技术及服务平台，其中包括主要从事影视制作业务的Sharing Film 平台；通过使用 3D 技术为房地产、酒店和室内设计行业为客户提供新的视角，为每个图像创作提供更高的准确性、效率和真实性3D Discovery平台等，并在元宇宙产业化领域，储备了领先的技术和应用服务团队。

Party B is a company established in 1987 and trading in the OVER-THE-COUNTER market of the United States with the code “SEII”. Since the second quarter of 2017, the Group has focused on technology and the global sharing economy market based on the global market, advocating green economy and boosting the development of the global sharing economy by developing online platforms and leasing business cooperation. Focusing on the technology and global sharing economy market, the Group now has several technology and service platforms in key markets in Asia, Europe and America, including the Sharing Film platform, which is mainly engaged in film and television production business; Through the use of 3D technology for real estate, hotel and interior design industry to provide customers with a new perspective, for each image creation to provide higher accuracy, efficiency and authenticity 3D Discovery platform, and in the field of metaverse industrialization, reserves the leading technology and application service team.

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3、	甲方看好SEII在绿色环保理念下，于共享经济场景积累的业务经验和成熟的平台优势，尤其看好公司基于领先的元宇宙核心基础技术储备的基础，围绕元宇宙技术在共享经济产业链的应用方向上即将开展的新业务。针对乙方技术迭代未来可能对ECENT业务的提升，以及应对地产、商业、广告、文化娱乐等产业的元宇宙应用需求，拟开展三维渲染引擎和超高清三维显示终端设备等硬件销售，提供高清数字建模和裸眼3D一体化解决方案等业务的发展前景，乙方有积极预期，因此甲方拟对SEII进行战略投资。

Party A is optimistic about SEII’s business experience and mature platform advantages accumulated in the sharing economy scenario under the concept of green environmental protection, especially the company’s the upcoming new business based on the leading metaverse core basic technology reserves and centering on the application direction of metaverse technology in the sharing economy industry chain. In view of the potential improvement of ECENT business by technological iteration of Party B, as well as the development prospect of sales of hardware such as 3D rendering engine and ULTRA-high definition 3D display terminal equipment and providing high-definition digital modeling and naked-eye 3D integrated solutions in response to metaverse application demands of real estate, commerce, advertising, culture and entertainment industries, etc., party B has positive expectations. Therefore, Party A intends to make strategic investment in SEII.

为此，经双方协商，本着诚信守法、合作共赢的原则，就战略投资合作事宜达成如下意向：

Therefore, both parties, based on the principle of good faith, law-abiding and win-win cooperation, have reached the following intentions regarding strategic investment cooperation through negotiation:

1、	投资规模和期限

投资方拟向目标公司进行总规模不超过3000万美金的2年期战略投资。投资方将于双方协商的各批付款日，以美元支付到 SEII 指定之账户，各批投资规模及投资形式以尽职调查后双方签署的正式投资协议为准。

Investment scale and term The Investor intends to make strategic investments in the Target Company with a total size of no more than US$30 million for a 2 year period. The Investor shall pay in USD to the account designated by SEII on the payment date of each batch negotiated by both parties. The investment scale and form of each batch of investment shall be subject to the formal investment agreement signed by both parties after due diligence.

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2、	资金用途

本轮拟投资资金用途为：

a)	700万美金用于乙方基于元宇宙应用相关智能算法、应用系统、智能交互设备等新技术和产品的研发，并将其应用于共享经济Ecent业务；

b)	800万美金用于乙方超高清裸眼3D一体化解决方案及软硬件产品，在港澳、东南亚、欧洲地区市场扩展费用；

c)	1000万美金用于乙方参与显示面板3D升级的大客户合作所需业务资金；
d)	500万美金拟作为乙方通过并购整合、扩展团队和分支机构等方式，扩展与更多全球领先元宇宙技术与绿色经济相结合的项目进行合作所需资金。

Use of funds The purpose of the proposed investment fund in this round is:

a)	USD 7 million for the research and development of new technologies and products such as intelligent algorithms, application systems and intelligent interactive devices based on metaverse applications of Party B, and their application in Ecent business of sharing economy;

b)	USD 8 million will be used for Party B’s ultra-high definition naked-eye 3D integrated solution and software and hardware products, as well as the cost of market expansion in Hong Kong, Macao, Southeast Asia and Europe;

c)	USD 10 million shall be used for the business funds required by Party B in the cooperation with major customers involved in 3D upgrade of display panel;

d)	USD 5 million is intended to be the capital required by Party B to expand cooperation with more projects combining global leading metaverse technology and green economy by means of merger, integration, expansion of team and branch offices.

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3、	投资预期

甲方合理预期乙方获得本轮融资后，元宇宙相关业务将以倍速增长完成拓展，共享及绿色经济业务也将进一步迭代优化，并支撑公司整体价值持续提升，则甲方对乙方的投资将会产生良好的投资回报。

Investment expectations Party A reasonably expects that after Party B obtains this round of financing, the related business of metaverse will be expanded at a double speed, the sharing and green economy business will be further optimized iteratively, and the overall value of the company will continue to rise. Therefore, Party A’s investment in Party B will generate a good return on investment.

4、	尽职调查

在正式投资协议签署前，甲方将在有效期内就目标公司开展尽职调查，乙方同意在有效期内，应尽最大努力向甲方及其专业顾问提供一切必要的协助，回答并提供由甲方及其专业顾问提出与目标项目有关的合理查询或请求，以便尽快完成尽职调查。

Due Diligence Prior to the signing of the formal investment agreement, Party A shall conduct due diligence on the Target Company within the validity period. Party B agrees that, within the validity period, it shall do its best to provide all necessary assistance to Party A and its professional consultants, answer and provide reasonable inquiries or requests related to the target project put forward by Party A and its professional consultants, so as to complete the due diligence as soon as possible.

5、	签署正式协议

甲方在完成尽职调查后，就投资方式及各细节与乙方签署正式投资协议，涉及投资进程及安排以正式投资协议为准。

Signing formal agreement

Upon completion of due diligence, Party A shall sign a formal investment agreement with Party B regarding the investment method and details. The investment process and arrangement shall be subject to the formal investment agreement.

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6、	投资的先决条件

正式投资以以下作为先决条件：

A． 需要以投资方满意的尽职调查及双方协商同意的其他履约承诺为前提条件；

B． 投资方的决策机构审议通过本投资事项，且乙方的决策机构通过本投资事项；

C． 各批次投资方式，需遵照有关上市规则和条例要求，且需获得有关监管机构及公司股东的有关授权和批准。

Condition Precedent of Investment Formal investment is subject to the following conditions:

A. The Investor has obtained satisfactory results of due diligence and other performance commitments has been agreed upon by both parties through negotiation;

B. The investment item has been reviewed and approved by the decision-making organ of the investor, and the investment item has been approved by the decision-making organ of Party B;

C. Each batch of investment shall comply with relevant listing rules and regulations, and shall be authorized and approved by relevant regulatory authorities and shareholders of the Company.

7、	有效期

本协议有效期为签订之日起90个工作日。如双方未能在有效期内完成尽职调查并签署正式投资协议，本协议自动终止。

Term of validity This AGREEMENT is valid for 90 working days from the date of signing. If both parties fail to complete due diligence and sign a formal investment agreement within the validity period, the Agreement will automatically terminate.

8、	其他

本协议作为甲乙双方合作谈判及讨论之用，非正式投资协议，本协议条款对双方不具有法律约束力。正式投资协议一旦签署后自动取代本协议。

Others This Agreement is for the cooperation negotiation and discussion between Party A and Party B. It is an informal investment agreement and is not legally binding on both parties except for the confidentiality clause. The formal investment agreement, once signed, automatically supersedes this Agreement.

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9、	适用法律

本协议适用香港法律，并根据香港法律进行解释。由本协议引起的或与之相关的任何争议、纠纷、分歧或索赔，包括本协议的存在、有效性、解释、履行、违反或终止，或由本协议引起的或与之相关的非合同义务方面的任何争议，应提交香港国际仲裁中心（HKIAC）根据提交仲裁通知时有效的HKIAC管理的仲裁规则进行仲裁并最终解决。仲裁地点为香港。仲裁员人数为三名。仲裁程序应以普通话进行。仲裁决一经做出，即为终局，并对当事人具有约束力。

The application of law This Agreement shall be governed and construed in accordance with the laws of Hong Kong. Any dispute, dispute, divergence or claim arising out of or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination of this Agreement, or any dispute arising out of or in connection with non-contractual obligations arising out of or relating to this Agreement, It shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) for arbitration and final settlement in accordance with the Arbitration rules administered by HKIAC in force at the time of submission of the notice of arbitration. The place of arbitration shall be Hong Kong. There shall be three arbitrators. The arbitration proceedings shall be conducted in Putonghua. The arbitral award, once made, shall be final and binding upon the parties concerned.

10、	本协议英文文本（若有）与中文文本有不一致或冲突，应以中文文本为准。

If there is any inconsistency or conflict between the English version and the Chinese version of this Agreement, the Chinese version shall prevail.

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Party A甲方：

For and on behalf of代表                                  )

Hanking Fof Investment,L.P. (seal)                                  )

and SIGNED by授权代表签署                                  )

in the presence of:                                  )

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Party B乙方: )
For and on behalf of 代表 )
SHARING ECONOMY INTERNATIONAL INC. (Seal) )
and SIGNED by授权代表签署 )
in the presence of: )

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